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                                                                     Exhibit 5.1


                          AMERUS LIFE HOLDINGS, INC.
                              699 Walnut Street
                         Des Moines, Iowa  50309-3948

                              February 19, 1999


AmerUs Life Holdings, Inc.
699 Walnut Street
Des Moines, Iowa  50309-3948

Gentlemen:

     I serve as General Counsel to AmerUs Life Holdings, Inc., an Iowa corporation (the "Company"), and have served as the Company's counsel in connection with the preparation of a Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission which relates to the offer and sale of up to one hundred thousand (100,000) shares of Class A Common Stock, no par value, of the Company pursuant to the 1999 Non-Employee Stock Option Plan (the "Plan").

     In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth below including (i) the Registration Statement, (ii) the Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, and (iii) resolutions of the Board of Directors of the Company relating to the approval of the Plan, the issuance or offering of shares of Common Stock pursuant to the Plan and the filing of the Registration Statement.

     Based upon and subject to the foregoing, I am of the opinion that, when
(i) the Registration Statement has become effective under the Securities Act of 1933, (ii) any required consents and approvals have been obtained and (iii) the shares of Common Stock have been issued or offered as contemplated by the Plan, such shares of Common Stock will constitute duly issued, fully paid and non-assessable shares of Common Stock of the Company.

     I hereby consent to the reference to me under the heading "Legal Matters" in the Prospectus and the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                            /s/ Joseph K. Haggerty
                                            ------------------------
                                            Joseph K. Haggerty
                                            Senior Vice President,
                                            General Counsel and Secretary